EXHIBIT 4a


               FY2004 First Quarter Consolidated Financial Results
                      (April 1, 2003 through June 30, 2003)

   (All financial information has been prepared in accordance with accounting principles generally accepted in the United States of America) English translation from the original Japanese-language document

                                                                 August 5, 2003

Company name                                     : Toyota Motor Corporation
Stock exchanges on which the shares are listed   : Tokyo, Nagoya, Osaka, Fukuoka
                                                   and Sapporo Stock Exchanges
                                                   in Japan
Code number                                      : 7203
Location of the head office                      : Aichi Prefecture
URL                                              : http://www.toyota.co.jp
Representative                                   : Fujio Cho, President
Contact person                                   : Takahiko Ijichi, General
                                                   Manager, Accounting Division
                                                   Tel. (0565) 28-2121
Whether or not to be prepared in accordance      : Yes
with accounting principles generally accepted in the United States

Results of FY2004 first quarter (April 1, 2003 through June 30, 2003)

(1) Consolidated financial results                                                (Amounts are rounded to the nearest million yen.)
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                                                                                              Income before income taxes,
                               Net revenues                   Operating income              minority interest and equity in
                                                                                            earnings of affiliated companies
-----------------------------------------------------------------------------------------------------------------------------------
                           Million yen        %           Million yen            %               Million yen               %
FY2004 first quarter         4,092,939    (5.6)               340,772      (-13.2)                  371,279          (-12.1)
FY2003 first quarter         3,877,673                        392,573                               422,281
-----------------------------------------------------------------------------------------------------------------------------------
FY2003                      15,501,553                      1,271,646                             1,226,652
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                Net income                  Net income per share                  Net income per share
                                                                  - basic                              - diluted
-----------------------------------------------------------------------------------------------------------------------------------
                           Million yen        %                             Yen                                   Yen
FY2004 first quarter           222,585   (-9.7)                            64.83                                    -
FY2003 first quarter           246,365                                     68.38                                    -
-----------------------------------------------------------------------------------------------------------------------------------
FY2003                         750,942                                    211.32                               211.32
-----------------------------------------------------------------------------------------------------------------------------------
Note:   Regarding net revenues, operating income, income before income taxes, minority interest and equity in earnings of affiliated companies and net income, the figures in parentheses show percentage of changes from the corresponding period of the preceding year.

(2) Consolidated financial position
-----------------------------------------------------------------------------------------------------------------------------------
                               Total assets      Shareholders' equity          Ratio of                   Shareholders' equity
                                                                         shareholders' equity                   per share
-----------------------------------------------------------------------------------------------------------------------------------
                               Million yen           Million yen                            %                          Yen
FY2004 first quarter            20,901,504            7,363,029                          35.2                     2,151.05
FY2003                          20,152,974            7,121,000                          35.3                     2,063.43
-----------------------------------------------------------------------------------------------------------------------------------


Note 1: Effective from FY2004 first quarter, Toyota prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements for FY2003 first quarter and FY2003 are also prepared in accordance with accounting principles generally accepted in the United States of America.
     2: No diluted net income per share is reported because no potential shares with dilutive effects existed in FY2004 first quarter and FY2003 first quarter.